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                                                                    EXHIBIT 23.2





                         INDEPENDENT AUDITORS' CONSENT


        We consent to the incorporation by reference in the Registration Statement of Molex Incorporated on Form S-8 of our reports dated July 25, 1996, appearing in and incorporated by reference in The Annual Report on Form 10-K for the year ended June 30, 1996 and to the reference to us under the heading "Item 3: Incorporation of Documents by Reference" in this Registration Statement.


                             Deloitte & Touche LLP


Chicago, Illinois
October 15, 1996